Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Amended Quarterly Report of Vanguard Minerals Corporation (the "Company"), on Form 10-QSB/A for the period ended September 30, 2007, as filed with the Securities and Exchange Commission (the Report"), I, Vladimir Fedyunin , President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Vladimir Fedyunin
Vladimir Fedyunin
Chief Executive Officer
Duly Authorized Officer and Principal
Financial and Accounting Officer

Date: January 10, 2008